Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VISIONWAVE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

99-5002777
(I.R.S. Employer Identification No.)

300 Delaware Avenue, Suite 210 #301
Wilmington, Delaware	19801
(Address of Principal Executive Offices)	(Zip Code)

VisionWave Holdings, Inc. 2024 Omnibus Equity Incentive Plan 2025 Omnibus Equity Incentive Plan
(Full Title of the Plan)

Douglas Davis, Executive Chairman
300 Delaware Avenue, Suite 210 #301
Wilmington, Delaware 19801
(Name and Address of Agent For Service)

302.305.4790
(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Stephen Cohen, Esq.

Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Plaza, 39th Floor

New York, NY 10112-0015

Phone (212) 653-8700

Fax (212) 653-8701

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

EXPLANATORY NOTE

This Registration Statement contains two parts. The first part contains a reoffer prospectus pursuant to Form S-3 (in accordance with Section C of the General Instructions to Form S-8), which covers reoffers and resales of “restricted securities” and/or “control securities” (as such terms are defined in Section C of the General Instructions to Form S-8). This reoffer prospectus relates to offers and resales by certain employees, directors and executive officers of shares of common stock, par value $0.01 per share (“Common Stock”), currently held by them or issuable upon the exercise of stock options or vesting of restricted stock grants granted by VisionWave Holdings, Inc. (the “Company”) pursuant to the Company’s 2024 Omnibus Equity Incentive Plan (the “2024 Plan”) and the Company’s 2025 Omnibus Equity Incentive Plan (the “2025 Plan,” and collectively with the 2024 Plan, the “Plans”). This reoffer prospectus may be used by the selling stockholders for reoffers and resales on a continuous or delayed basis in the future of up to 6,265,735 shares of Common Stock issued pursuant to the 2025 Plan. The second part of this Registration Statement contains information required in the Registration Statement pursuant to Part II of Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The Company will provide each recipient of a grant under each of the Plans (the “Recipients”) with documents that contain information related to the applicable Plan, and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not required to be and are not being filed as a part of this Registration Statement on Form S-8 (the “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Recipient who receives common stock covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

The Company will provide to each Recipient a written statement advising of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) prospectus) and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral request by contacting:

Douglas Davis Executive Chairman VisionWave Holdings, Inc.
300 Delaware Avenue, Suite 210 #301
Wilmington, Delaware 19801
302.305.4790

REOFFER PROSPECTUS

VISIONWAVE HOLDINGS, INC.

Up to 6,265,735 Shares of Common Stock

This prospectus relates to 6,265,735 shares (the “Shares”) of common stock, par value $0.01 per share (the “Common stock”), of VisionWave Holdings, Inc. (“we,” “our,” “us,” the “Company” or the “Registrant”), which may be offered from time to time by certain stockholders that are our current or former directors, officers, other employees, and consultants (the “Selling Stockholders”) for their own accounts. The Company will not receive any of the proceeds from resales of our Common Stock made under this prospectus. The Shares were or will be acquired by the Selling Stockholders pursuant to our 2024 Omnibus Equity Incentive Plan (the “2024 Plan”) and the Company’s 2025 Omnibus Equity Incentive Plan (the “2025 Plan,” and collectively with the 2024 Plan, the “Plans”).

The Selling Stockholders may sell the Shares described in this prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions, and sales by a combination of these methods. The Selling Stockholders may sell any, all, or none of the Shares, and we do not know when or in what amount the Selling Stockholders may sell their Shares, if they were to sell any, hereunder, following the effective date of this registration statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of our Common Stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of the Shares. The Shares may be sold through underwriters, brokers or dealers which the Selling Stockholders may select. If underwriters or dealers are used to sell the Shares, the Company will name them and describe their compensation in a prospectus supplement. The Company provides more information about how the Selling Stockholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by the Company in connection with the registration and offering that are not borne by the Selling Stockholders will be borne by the Company.

Our Common Stock is listed on the Nasdaq Global Market under the symbol “VWAV”. On November 21, 2025, our closing price on the Nasdaq Global Market was $9.93 per share.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. BEFORE BUYING ANY SECURITIES, YOU SHOULD CAREFULLY READ THE DISCUSSION OF THE RISKS OF INVESTING IN OUR SECURITIES IN “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS.

NEITHER THE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is November 24, 2025.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

Unless otherwise indicated, all references in this reoffer prospectus to “VisionWave,” the “Company,” “we,” “our,” “us,” or similar terms refer to VisionWave Holdings, Inc. and its subsidiaries.

v

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements and related notes included elsewhere in this prospectus.

Overview

VisionWave, through VisionWave Technologies Inc., a Nevada corporation and its wholly owned subsidiary (“VisionWave Technologies”), is at the forefront of revolutionizing defense capabilities by integrating advanced artificial intelligence (AI) and autonomous solutions across air, ground, and sea domains. Our state-of-the-art innovations— ranging from high-resolution radars and advanced vision systems to radio frequency (RF) sensing technologies are seeking to redefine operational efficiency and precision for military and homeland security applications worldwide. From tactical ground vehicles to precision weapon control systems, we lead the development of reliable, high-performance technologies that transform defense strategies and deliver superior results, even in the most challenging environments.

With headquarters in the U.S. and R&D in Canada, VisionWave is uniquely positioned to serve global markets, offering cutting-edge defense solutions that address the evolving needs of security forces across the world.

Since the formation of VisionWave Technologies on March 20, 2024, VisionWave has focused on the commercialization and customization of acquired and existing technologies, particularly in defense, surveillance, and homeland security applications. VisionWave currently holds a portfolio of cutting-edge, patented solutions. As part of its commercialization efforts, VisionWave conducted simulated testing and validation for defense contractors to demonstrate the effectiveness of its technology. The ability to customize these solutions for specific client applications represents the final phase before large-scale deployment. subject to obtaining appropriate financing and large-scale purchase order of which there is no guarantee.

When VisionWave describes its products as “ready for deployment,” it refers to the technological capability to manufacture and deliver these products upon customer orders. Readiness does not imply existing inventory but instead reflects the ability to integrate technologies into customized solutions. Client-specific customizations (e.g., drone configurations, colors, or payload adaptations) are addressed through Non-Refundable Engineering (NRE) efforts post-order. As a result, no development costs were accrued before pilot orders and productions commenced.

VisionWave’s business model is built on innovation, strategic partnerships, manufacturing excellence, and collaboration, enabling us to deliver cutting-edge solutions across the globe. VisionWave intends to license its proprietary technologies to defense contractors, government agencies, and industry leaders, enabling seamless integration into their systems and enhancing operational capabilities. Further, our products, including unmanned vehicles, advanced radar systems, and tactical platforms, will be sold directly to defense, homeland security, and industrial sectors, providing mission-critical solutions tailored to specific needs. We will also seek to develop strategic alliances and joint ventures, to co-develop customized solutions using our portfolio of advanced technologies. These partnerships drive innovation and expand our reach in global markets.

VisionWave has developed nine product lines that have reached the prototype phase are innovative products across three distinct categories, showcasing a robust portfolio designed to meet diverse market needs. Several of these products have reached technology readiness levels of proven through successful operations, indicating they are ready for deployment and at production readiness levels. These products are currently undergoing trials and demonstrations with targeted clients to validate performance, optimize functionality, and secure commercial orders, paving the way for potentially large-scale deployments.

Other products are in advanced stages of development, where they are being refined and validated in collaboration with partners to ensure operational reliability and compliance with client expectations. These efforts include conducting rigorous demonstrations for potential partners and customers to establish the solutions’ functionality, effectiveness, and scalability.

VisionWave is strategically focused on transitioning these products into manufacturing once customer requirements are fully addressed, final validations are completed, and operational readiness is confirmed.

This multi-faceted approach reflects VisionWave’s commitment to balancing immediate commercialization opportunities with ongoing innovation and development, ensuring the company remains responsive to evolving market demands while delivering cutting-edge solutions.

YA II Transaction

On July 25, 2025, we entered into the SEPA with YA II. Under the SEPA, the Company has the right to sell to YA II up to $50 million of its shares of common stock, subject to certain limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA.

Upon the satisfaction of the conditions to YA II’s purchase obligation set forth in the SEPA, including having a registration statement registering the resale of the shares of common stock issuable under the SEPA declared effective by the SEC, the Company will have the right, but not the obligation, from time to time at its discretion until the SEPA is terminated to direct Investor to purchase a specified number of shares of common stock (“Advance”) by delivering written notice to YA II (“Advance Notice”). While there is no mandatory minimum amount for any Advance, it may not exceed an amount equal to 100% of the average of the daily traded amount during the five consecutive trading days immediately preceding an Advance Notice.

The shares of common stock purchased pursuant to an Advance delivered by the Company will be purchased at a price equal to 97% of the lowest daily VWAP of the shares of common stock during the three consecutive trading days commencing on the date of the delivery of the Advance Notice, other than the daily VWAP on a day in which the daily VWAP is less than a minimum acceptable price as stated by the Company in the Advance Notice or there is no VWAP on the subject trading day. The Company may establish a minimum acceptable price in each Advance Notice below which the Company will not be obligated to make any sales to YA II. “VWAP” is defined as the daily volume weighted average price of the shares of common stock for such trading day on the Nasdaq Stock Market during regular trading hours as reported by Bloomberg L.P.

In connection with the SEPA, and subject to the condition set forth therein, YA II has agreed to advance to the Company the Pre-Paid Advance. The first Pre-Paid Advance was disbursed on July 25, 2025 with respect to $3.0 million and the balance of $2.0 million will be disbursed upon the registration statement registering the resale of the shares of common stock issuable under the SEPA being declared effective. The purchase price for the Pre-Paid Advance is 94% of the principal amount of the Pre-Paid Advance. Interest shall accrue on the outstanding balance of any Pre-Paid Advance at an annual rate equal to 6.0%, subject to an increase to 18% upon an event of default as described in the Convertible Notes. The maturity date will be 12-months after the closing of each tranche of the Pre-Paid Advance. Investor may convert the Convertible Notes into shares of the Company’s common stock at a conversion price equal to the lower of $10.00 or 93% of the lowest daily VWAP during the five consecutive trading days immediately preceding the conversion (the “Conversion Price”); provided, that in no event may the Conversion Price be lower than $1.00 (the “Floor Price”). In addition, upon the occurrence and during the continuation of an event of default, the Convertible Notes may be declared immediately due and payable, in which case the Company shall pay to YA II the principal and interest due thereunder. In no event shall Investor be allowed to effect a conversion if such conversion, along with all other shares of common stock then beneficially owned by YA II and its affiliates, would exceed 4.99% of the outstanding shares of the then common stock of the Company. If at any time on or after the issuance of the Convertible Notes (i) the Floor Price Event, (ii) the Exchange Cap Event or (iii) any time after the effectiveness deadline set forth in the Registration Rights Agreement, Investor is unable to utilize a registration statement to resell the shares underlying each Convertible Note for a period of 30 consecutive Trading Days, then the Company shall make monthly payments to Investor beginning on the seventh trading day after the Amortization Event and continuing monthly in the amount of $750,000 plus a 5.0% premium and all accrued and unpaid interest. The Exchange Cap Event will not apply in the event the Company has obtained the approval from its stockholders in accordance with the rules of Nasdaq Stock Market for the issuance of shares of common stock pursuant to the transactions contemplated in the Convertible Note and the SEPA in excess of the Exchange Cap.

YA II, in its sole discretion and provided that there is a balance remaining outstanding under the Convertible Notes, may deliver a notice under the SEPA requiring the issuance and sale of shares of common stock to Investor at the Conversion Price in consideration of an offset of the Convertible Notes (“Investor Advance”). Investor, in its sole discretion, may select the amount of any Investor Advance, provided that the number of shares issued does not cause Investor to exceed the 4.99% ownership limitation or does not exceed the Exchange Cap. As a result of an Investor Advance, the amounts payable under the Convertible Notes will be offset by such amount subject to each Investor Advance.

The Company will control the timing and amount of any sales of shares of common stock to YA II, except with respect to Investor Advances. Actual sales of shares of common stock to Investor as an Advance under the SEPA will depend on a variety of factors to be determined by the Company from time to time, which may include, among other things, market conditions, the trading price of the Company’s common stock and determinations by the Company as to the appropriate sources of funding for our business and operations.

The SEPA will automatically terminate on the earliest to occur of (i) the 24-month anniversary of the date of the SEPA or (ii) the date on which Investor shall have made payment of Advances pursuant to the SEPA for shares of common stock equal to $50,000,000. We have the right to terminate the SEPA at no cost or penalty upon five (5) trading days’ prior written notice to Investor, provided that there are no outstanding Advance Notices for which shares of common stock need to be issued and the Company has paid all amounts owed to Investor pursuant to the Convertible Notes and the SEPA. The Company and YA II may also agree to terminate the SEPA by mutual written consent. Neither the Company nor YA II may assign or transfer our respective rights and obligations under the SEPA, and no provision of the SEPA may be modified or waived by us or Investor other than by an instrument in writing signed by both parties.

As consideration for YA II’s commitment to purchase the shares of common stock pursuant the SEPA, the Company paid YA II, (i) a structuring fee in the amount of $35,000 and (ii) 200,000 shares of common stock as an equity fee. Further, the Company is required to pay YA II a commitment fee of $500,000 of which $250,000 shall be due and payable on the earlier of the effective date of the initial registration statement, or 60 days following the date of the SEPA, and the remaining $250,000 shall be due and payable on the date that is 90 days following the due date of the initial $250,000 installment, in each case to be paid by the issuance of such number of common shares that is equal to the applicable portion of the commitment fee divided by the average of the daily VWAPs of the common shares during the three trading days immediately prior to the applicable due date.

Corporate Information

Our common stock is listed on Nasdaq under the symbol “VWAV” and our public warrants are listed on Nasdaq under the symbol “VWAVW”. Our principal executive office is located at 300 Delaware Avenue, Suite 210 #301, Wilmington, Delaware 19801, and our telephone number is 302.305.4790. Our operating office is located at 1063 Spaulding Ave., West Hollywood, CA 90046. Our website address is www.VWAV.inc. This website address is not intended to be an active link, and information on, or accessible through, our website is not incorporated by reference into this prospectus and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Before investing in our Common Stock, you should carefully consider the risks set forth under the caption “Risk Factors” in our Current Report on Form 8-K filed with the SEC on July 15, 2025, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. If any of the risks actually occur, our business, financial condition, results of operations, and prospects could be harmed. In that event, the trading price of our Common Stock could decline, and you could lose part or all of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

Certain statements contained in this prospectus may constitute “forward-looking statements” for purposes of federal securities laws. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements appear in a number of places in this prospectus including, without limitation, in the section titled “Business.” In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “contemplate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “will,” “would” and other similar words and expressions (including the negative of any of the foregoing), but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements are based on information available as of the date of this prospectus and our managements’ current expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside the control of the Company and our directors, officers and affiliates. There can be no assurance that future developments will be those that have been anticipated. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date.

These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” our periodic filings with the SEC and the following:

●	the outcome of any legal proceedings that may be instituted against VisionWave;

●	the ability to obtain or maintain the listing of the Common Stock and Warrants on Nasdaq;

●	the risk that the Business Combination disrupts current plans and operations of VisionWave;

●	costs related to the Business Combination;

●	changes in applicable laws or regulations;

●	the effects of competition on VisionWave’s future business;

●	VisionWave’s expansion into new products, services, technologies or geographic regions;

●	the ability to implement business plans, forecasts, and other expectations following the Business Combination and identify and realize additional opportunities and to continue as a going concern;

●	the risk of downturns and the possibility of rapid change in the highly competitive industry in which VisionWave operate;

●	the risk that VisionWave may not sustain profitability;

●	the risk that VisionWave will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all;

●	the risk that VisionWave experiences difficulties in managing its growth and expanding operations;

●	the risk that VisionWave are unable to secure or protect their intellectual property;

●	the risk that estimated growth of the industry does not occur, or does not occur at the rates or timing VisionWave has assumed based on third-party estimates and its own internal analyses;

●	the possibility that VisionWave may be adversely affected by other economic, business, and competitive factors; and

●	the potential liquidity and trading or lack thereof of our public securities.

Our forward-looking statements speak only as of the dates on which they are made. We do not undertake any obligation to publicly update or revise our forward-looking statements even if experience or future changes makes it clear that any projected results expressed or implied in such statements will not be realized, except as may be required by law.

These statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the section titled “Risk Factors” and elsewhere in this prospectus, in any related prospectus supplement and in any related free writing prospectus.

Any forward-looking statement in this prospectus, in any related prospectus supplement and in any related free writing prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our business, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus, any related prospectus supplement and any related free writing prospectus and the documents that we reference herein and therein and have filed as exhibits hereto and thereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

This prospectus, any related prospectus supplement and any related free writing prospectus also contain or may contain estimates, projections and other information concerning our industry, our business and the markets for our products, including data regarding the estimated size of those markets and their projected growth rates. We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty, including those discussed in “Risk Factors.” We caution you not to give undue weight to such projections, assumptions and estimates. Further, industry and general publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these publications, studies and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

USE OF PROCEEDS

We will not receive any proceeds from the resale of any of our common stock by the Selling Stockholders. We have agreed to pay all expenses relating to registering the common stock covered by this prospectus. The Selling Stockholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale of the common stock covered hereby.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the shares by the selling stockholders.

The table below sets forth, as of November 21, 2025, (i) the name of each person who is offering the resale of shares by this prospectus and their position with us; (ii) the number of shares (and the percentage, if 1% or more) of common stock beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act by each person; (iii) the number of shares that each selling stockholder may offer for sale from time to time pursuant to this prospectus, whether or not such selling stockholder has a present intention to do so; and (iv) the number of shares (and the percentage, if 1% or more) of common stock each person will beneficially own after the offering, assuming they sell all of the shares offered. Unless otherwise indicated, the address for each selling stockholder listed in the table below is c/o VisionWave Holdings, Inc., 300 Delaware Avenue, Suite 210 #301, Wilmington, Delaware 19801.

The table below has been prepared based upon the information furnished to us by the selling stockholders as of November 21, 2025, and we have not independently verified this information. The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of common stock that will actually be held by the selling stockholders upon termination of this offering because the selling stockholders may offer some or all of their common stock under the offering contemplated by this prospectus or acquire additional shares of common stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

	Shares of Common Stock Beneficially Owned Before this Offering (1)		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus (2)	Shares of Common Stock to be Beneficially Owned Upon Completion of this Offering (3)
Selling Stockholders	Number	Percentage	Number	Number	Percentage
Douglas Davis	484,000	3.23	2,000,000	484,000	3.23
Noam Kenig	0	*	2,000,000	0	*
Danny Rittman	0	*	500,000	0	*
Elad Shoval	0	*	500,000	0	*
David Allon	0	*	500,000	0	*
Jaz Williman	0	*	250,000	0	*
Eric Shuss	0	*	5,245	0	*
Charles Hansen	0	*	5,245	0	*
Chagay Ravid	0	*	5,245	0	*
Stephen Fleming	0	*	500,000	0	*

*	Less than one percent (1%).

(1)	The number and percentage of shares beneficially owned prior to this offering is determined in accordance with Rule 13d-3 of the Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power, including any shares of common stock or other derivative securities that are exercisable, vested or convertible as of November 21, 2025, or that will become exercisable, vested or convertible within 60 days of November 21, 2025. Except as otherwise noted, may include shares held by such person’s spouse (except where legally separated or if stock is held as separate property) and minor children, and by any other relative of such person who has the same home; shares held in “street name” for the benefit of such person; shares held by a family trust as to which such person is a trustee and primary beneficiary with sole voting and investment power (or shared power with a spouse); or shares held in an Individual Retirement Account or pension plan as to which such person (and/or such person’s spouse) is the sole beneficiary and has pass-through voting rights and investment power.
(2)	The numbers of shares of common stock reflect all shares of common stock acquired or issuable to a person pursuant to applicable grants previously made under the 2024 Plan and the 2025 Plan irrespective of whether such grants are exercisable vested or convertible as of November 21, 2025 or will become exercisable, vested or convertible within 60 days after November 21, 2025.
(3)	In computing the number and percentage of shares beneficially owned following the offering, we presumed that the person sold all shares of common stock eligible to be resold in this offering irrespective of any applicable vesting, exercisability or conversion limitations, but retained ownership of all other shares of common stock beneficially owned as of November 21, 2025. Except as otherwise noted, may include shares held by such person’s spouse (except where legally separated or if stock is held as separate property) and minor children, and by any other relative of such person who has the same home; shares held in “street name” for the benefit of such person; shares held by a family trust as to which such person is a trustee and primary beneficiary with sole voting and investment power (or shared power with a spouse); or shares held in an Individual Retirement Account or pension plan as to which such person (and/or such person’s spouse) is the sole beneficiary and has pass-through voting rights and investment power.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this prospectus to permit the Selling Stockholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

The Shares offered by this prospectus may be sold from time to time to purchasers:

●	directly by the Selling Stockholders, or

●	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholders or the purchasers of the Shares.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholders and any underwriter, broker-dealer, or agent regarding the sale of the Shares by the Selling Stockholders.

The Shares may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

These sales may be effected in one or more transactions:

●	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including Nasdaq;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

●	any other method permitted by applicable law; or

●	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the common stock issuable under the Plans has been passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, New York, New York.

EXPERTS

The consolidated financial statements of VisionWave Holdings, Inc., VisionWave Technologies, Inc. and Bannix Acquisition Corp. incorporated in this Registration Statement on Form S-8 have been audited by RBSM LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such consolidated statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

(1)	The Company’s Prospectus filed with the Commission on May 9, 2025, pursuant to Rule 424(b)(3) under the Securities Act relating to the Registration Statement on Form S-4/A, as amended (File No. 333-284472); in which there is set forth (i) the audited financial statements of the Registrant as of September 30, 2024 and for the period from September 3, 2024 (date of inception) through September 30, 2024, (ii) the audited consolidated financial statements of Bannix Acquisition Corp., the predecessor to the Registrant, as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024 and (iii) the audited consolidated financial statements of VisionWave Technologies, Inc., the predecessor to the Registrant, as of March 31, 2024 and for the period ended March 31, 2024.

(2)	The Company’s Current Report on Form 8-K filed with the Commission on July 15, 2025, which includes the information required by Form 10 pursuant to Item 2.01(f) of Form 8-K in connection with the consummation of the business combination between Bannix Acquisition Corp. and VisionWave Holdings, Inc.

(3)	Quarterly Report on Form 10-Q and 10-Q/A for the three and six months ended June 30, 2025, filed with the Securities and Exchange Commission on August 19, 2025, as amended on November 4, 2025.

(4)	Our Current Reports on Form 8-K filed with the Securities Exchange Commission on July 15, 2025, July 18, 2025, July 22, 2025, July 28, 2025, August 8, 2025, August 21, 2025, August 26, 2025, September 3, 2025, September 5, 2025, September 12, 2025, September 12, 2025, September 30, 2025, October 9, 2025, November 5, 2025 and November 18, 2025 (other than any portions thereof deemed furnished and not filed); and

(5)	The description of the Common Stock contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on July 10, 2025 (File No. 001-42741) pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). Such reports, proxy statements and other information can be read and copied at the Commission’s public reference facilities at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the Commission at 1-800-732-0330 for further information on the operation of the public reference facilities. In addition, the Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission’s website is www.sec.gov.

We make available free of charge on or through our website at www.VWAV.inc, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Commission. Information on our website is not incorporated by reference in this prospectus and is not a part of this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at: 300 Delaware Avenue, Suite 210 #301, Wilmington, Delaware 19801, Attention: Investor Relations.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents which have been filed by VisionWave Holdings, Inc., a Delaware corporation (the “Registrant”), with the Commission are incorporated by reference into this Registration Statement:

(1)	The Company’s Prospectus filed with the Commission on May 9, 2025, pursuant to Rule 424(b)(3) under the Securities Act relating to the Registration Statement on Form S-4/A, as amended (File No. 333-284472); in which there is set forth (i) the audited financial statements of the Registrant as of September 30, 2024 and for the period from September 3, 2024 (date of inception) through September 30, 2024, (ii) the audited consolidated financial statements of Bannix Acquisition Corp., the predecessor to the Registrant, as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024 and (iii) the audited consolidated financial statements of VisionWave Technologies, Inc., the predecessor to the Registrant, as of March 31, 2024 and for the period ended March 31, 2024;

(2)	The Company’s Current Report on Form 8-K filed with the Commission on July 15, 2025, which includes the information required by Form 10 pursuant to Item 2.01(f) of Form 8-K in connection with the consummation of the business combination between Bannix Acquisition Corp. and VisionWave Holdings, Inc.

(3)	Quarterly Report on Form 10-Q and 10-Q/A for the three and six months ended June 30, 2025, filed with the Securities and Exchange Commission on August 19, 2025, as amended on November 4, 2025.

(4)	Our Current Reports on Form 8-K filed with the Securities Exchange Commission on July 15, 2025, July 18, 2025, July 22, 2025, July 28, 2025, August 8, 2025, August 21, 2025, August 26, 2025, September 3, 2025, September 5, 2025, September 12, 2025, September 12, 2025, September 30, 2025, October 9, 2025, November 5, 2025 and November 18, 2025 (other than any portions thereof deemed furnished and not filed); and

(5)	The description of the Common Stock contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on July 10, 2025 (File No. 001-42741) pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed for the purpose of updating such description.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law contains provisions for indemnification of our officers and directors, and under certain circumstances, our employees and other persons. Our bylaws require us to indemnify such persons to the fullest extent permitted by Delaware law. Each such person will be indemnified in any proceeding if such person acted in good faith and in a manner that such person reasonably believed to be in, or not opposed to, our best interests. The indemnification would cover expenses, including attorney’s fees, judgments, fines and amounts paid in settlement. Our bylaws also provide that we may purchase and maintain insurance on behalf of any of our present or past directors or officers insuring against any liability asserted against such person incurred in their capacity as a director or officer or arising out of such status, whether or not we would have the power to indemnify such person.

We have no other indemnification provisions in our certificate of incorporation, bylaws or otherwise specifically providing for indemnification of directors, officers and controlling persons against liability under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
4.1	2024 Omnibus Equity Incentive Plan (1)
4.2	2025 Omnibus Equity Incentive Plan (2)
5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP
10.1	Form of Incentive Stock Option Agreement under the 2024 Plan
10.2	Form of Non-Qualified Stock Option Agreement under the 2024 Plan
10.3	Form of Incentive Stock Option Agreement under the 2025 Plan
10.4	Form of Non-Qualified Stock Option Agreement under the 2025 Plan
23.1a	Consent of RBSM LLP (Bannix Acquisition Corp.)
23.1b	Consent of RBSM LLP (VisionWave Technologies Inc.)
23.1c	Consent of RBSM LLP (VisionWave Holdings, Inc.)
23.2	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in signature page)
107	Filing Fee Table

(1) Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on July 15, 2025.

(2) Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on August 6, 2025.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i	To include any prospectus required by section 10(a)(3) of the Securities Act;

ii	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Wilmington, State of Delaware, on this 24th day of November 2025.

VISIONWAVE HOLDINGS, INC.

By:	/s/ Noam Kenig
Noam Kenig
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Noam Kenig and Erik Klinger, his or her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

SIGNATURE	TITLE	DATE

/s/Douglas Davis	Executive Chairman	November 24, 2025
Douglas Davis

/s/Noam Kenig	Chief Executive Officer	November 24, 2025
Noam Kenig	(Principal Executive Officer)

/s/Erik Klinger	Chief Financial Officer	November 24, 2025
Erik Klinger	(Principal Financial and Accounting Officer)

/s/Eric Shuss	Director	November 24, 2025
Eric Shuss

/s/Charles Hansen	Director	November 24, 2025
Charles Hansen

/s/Haggai Ravid	Director	November 24, 2025
Haggai Ravid

/s/ Danny Rittman	Chief Technology Officer	November 24, 2025
Danny Rittman